UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On May 23, 2017, Director James M. Chadwick resigned from the Boards of Directors of Riverview Bancorp, Inc. ("Company") and its wholly-owned subsidiary, Riverview Community Bank ("Bank"). Mr. Chadwick's resignation letter, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, did not cite any disagreement with the Company pertaining to the Company's operations, policies or practices. Mr. Chadwick served as a director of the Company and the Bank since August 2015 and as a member of the Risk Management Committee.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    (a)  On May 24, 2017 the Board of Directors amended Section 2 of Article III of the Company's Bylaws to reduce the size of the Board from ten to nine members. A copy of the Company's Bylaws as amended is attached as an exhibit to this report.

Item 9.01       Financial Statements and Exhibits.

(d)               Exhibits

    The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Riverview Bancorp, Inc.
99.1	Resignation letter from James M. Chadwick dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: May 23, 2017	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer (Principal Financial Officer)